Exhibit 99.1
Residential Capital Corporation Investor Presentation April 10, 2006

Legal Notice This presentation is not, and is not intended to be, an offer to sell any security or the solicitation of an offer to purchase any security. Securities may only be offered pursuant to a prospectus that meets the requirements of applicable state and federal securities laws or pursuant to an exemption from the registration requirements thereof. This presentation may contain forward-looking statements within the meaning of the federal securities laws. In some cases, you can identify these statements by our use of forward- looking words such as "may," "will," "should," "anticipate," "estimate," "expect," "plan," "believe," "predict," "potential," "project," "intend," "could" or similar expressions. In particular, statements regarding our plans, strategies, prospects and expectations regarding our business are forward-looking statements. You should be aware that these statements and any other forward-looking statements in this presentation only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions. Many of these risks, uncertainties and assumptions are beyond our control, and may cause actual results and performance to differ materially from our expectations. Important factors that could cause our actual results to be materially different from our expectations include the risks and uncertainties set forth in our Annual Report on Form 10-K under the heading "Risk Factors." Accordingly, you should not place undue reliance on the forward-looking statements contained in this presentation. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Transaction Summary Offering senior and subordinated notes, all of benchmark size With this transaction the capital structure and independent funding plans adopted last year will be largely complete ResCap to repay remaining $3.6 billion in subordinated debt owed to GMAC Proceeds from the offerings, together with cash from other funding sources, to be applied All domestic GMAC borrowings to be repaid ahead of schedule Remaining non-dollar $1 billion U.S. equivalent GMAC borrowings to be refinanced in 2006

7/1/2005 4/1/2006 Pro-forma International Borrowings from GMAC 1.8 1.8 1.047 1 Domestic Borrowings from GMAC 11.4 Subordinated debt 5 3.63 Repayment of GMAC International Debt Repayment of GMAC Subordinated Debt GMAC Term Loan Repayment of GMAC Senior Debt Equity Reduction in GMAC Borrowings Subordinated Debt Repayment Options: Retained Earnings Issuance of sub-debt or equity 50% of net proceeds of new senior unsecured debt Excluded Prepayment Provision of $500 Million Before Recapitalization & Bank Syndication1 After Bank Facilities and Inaugural Bond Offering Current After April Bond Offering 13.2 6.8 $ In Billions 1) Amounts as of 6/24/05 - Pro Forma International Borrowings from GMAC Domestic Borrowings from GMAC Subordinated debt 4.6 On track to eliminate GMAC borrowings in 2006 Reduction in GMAC borrowings 4

Increased U.S. Market Share 2001 2002 2003 2004 2005 Servicing Volume 242.6 254 270 304 393 Market Share 0.038 0.041 0.042 0.042 0.043 2001 2002 2003 2004 2005 ResCap 88 117 171 133 155.8 Market Share 0.042 0.046 0.048 0.0492 0.05 Source: "Inside Mortgage Finance" Note: ResCap loan production data does not include seasoned loan production ResCap U.S. Mortgage Originations ResCap U.S. Mortgage Servicing Source: "Inside Mortgage Finance" Note: Includes loans for which ResCap acted as subservicer. We have successfully increased our U.S. market share

Strong Financial Performance 2003 2004 2005 Net Income 856.815 968.212 1020.626 Total Revenue 3.726 3.966 4.2353 Total Assets 78.559 94.349 118.8851 2003 2004 2005 Net Income 857 968 1021 Total Revenue 3.726 3.966 4.2353 Total Assets 78.559 94.349 118.8851 2003 2004 2005 Net Income 857 968 1021 Total Revenue 3.726 3.966 4.2353 Total Assets 78.559 94.349 118.8851 ResCap continues to deliver strong financial performance for the year ended 12/31/05 $ In Millions $ In Billions $ In Billions Net Income for the Period Ended Total Revenue for the Period Ended Total Assets for the Period Ended

Strong business performance reflects success of our diversification strategy and ability to manage through a more challenging market environment Twelve Months Ended 12/31/05 Twelve Months Ended 12/31/04 % Change 2004 to 2005 Total Net Revenue $ 4,235.3M $ 3,966.7M 6.8% Net Income 1,020.6M 968.2M 5.4% Net Income of Diversified Businesses1 290.7M 199.6M 45.6% U.S. Loan Production 159.1B 133.0B 19.6% U.S. Servicing Portfolio2 354.9B 304.3B 16.6% Total Assets 118.9B 94.3B 26.1% Full Year 2005 Financial Update 1) Includes the Business Capital Group (BCG) and International Business Group (IBG) 2) Excludes loans for which we acted as a subservicer that totaled an unpaid principal balance of $38.9 billion as of 12/31/2005

Market Observations and ResCap 1Q 2006 Earnings Short-term rates are expected to continue to rise One-to-four family first-lien mortgage originations are expected to contract 22% from 2005 volume to $2.2 trillion in 2006 On a national basis, the market expects price appreciation, but at a more moderate pace Housing market remains strong, but combined new and existing home sales in 2006 are expected to be down 8% from 2005 Anticipate that margins will be tighter for loan production and increasing pressure on net interest margin, while servicing asset returns may improve Earnings in first quarter 2006 were greater than the quarter ended December 31, 2005 and considerably less than the same period last year, which was a very strong first quarter for the Company

International Markets Near-Term Expectations United Kingdom Anticipate decline of 5% to $468 billion in gross advances in 2006 Germany Anticipate moderate GDP growth of 1.3% in 2006 Netherlands Mortgage market anticipated to remain fairly flat in the coming year Spain Housing market has experienced a recent growth period - average house prices more than doubling in the past five years Latin America Experienced sizable growth in housing market that is driving mortgage originations

U.S. Production and Servicing by Product Prime Conforming Prime Non- Conforming Prime second-lien Government Non-Prime 186405 76980 17073 18098 56373 Prime Conforming Prime Non- Conforming Prime second-lien Government Non-Prime 50 56 13 4 36 Servicing Portfolio for the Twelve Months Ended 12/31/05 $355 Billion1 Production for the Twelve Months Ended 12/31/05 $159 Billion Approximately 80% of our U.S. Production and servicing portfolio are comprised of prime quality and government mortgages Prime Conforming Prime Non-Conforming Prime Second-Lien Government Nonprime 1) Excludes loans for which we acted as a subservicer that totaled an unpaid principal balance of $38.9 billion as of 12/31/2005

Asset Quality Update Domestic consumer held for investment portfolio Concentrated in nonprime products Highly diversified in terms of MSA and geographic concentration Demonstrated improving trends in FICO and LTVs No significant deterioration in credit from prior periods beyond what would be expected based on factors such as seasoning and direct impact of one time events such as Hurricane Katrina Credit risk on commercial lending portfolio remains solid International consumer portfolio Concentrated in the UK and Continental Europe with nonprime products Historical UK credit performance better than peers and industry index

Successful ResCap Issuance Strategy Successful ResCap Issuance Strategy Your participation was essential to making our previous transactions successful U.S. Dollar Bond Deal of the Year Fixed Income Deal of the Year Investment Grade Bond Deal of the Year

Appendix

Segment Results 2005 Year ended December 31, GMAC Residential Residential Capital Group Business Capital Group International Business Group Corporate and Other Eliminations Consolidated 2005 Net interest income (expense) $ 289,838 $ 1,336,230 $ 147,894 $ 152,156 $ (1,123) $ - $ 1,924,995 Provision for Loan Losses (3,034) (621,272) (25,847) (1,678) 35 - (651,796) Other income 1,199,537 741,321 280,552 232,068 509,697 (1,114) 2,962,061 Total Net Revenue 1,486,341 1,456,279 402,599 382,546 508,609 (1,114) 4,235,260 Operating Expenses 954,314 822,629 81,213 253,298 496,880 - 2,608,334 Income before income tax expense 532,027 633,650 321,386 129,248 11,729 (1,114) 1,626,926 Income tax expense (benefit) 224,599 238,099 120,809 39,159 (15,938) (428) 606,300 Net Income $ 307,428 $ 395,551 $ 200,577 $ 90,089 $ 27,667 $ (686) $ 1,020,626 Total Assets $ 23,058,446 $ 77,225,029 $ 5,545,713 $ 10,694,661 $ 19,308,813 $ (16,947,570) $ 118,885,092

Segment Results 2004 Year ended December 31, GMAC Residential Residential Capital Group Business Capital Group International Business Group Corporate and Other Eliminations Consolidated 2004 Net interest income (expense) $ 327,610 $ 2,050,190 $ 124,175 $ 105,474 $ (21,550) $ - $ 2,585,899 Provision for Loan Losses 2,763 (819,971) (20,984) (4,494) (213) - (842,899) Other income 942,554 406,140 208,799 176,861 489,372 - 2,223,726 Total Net Revenue 1,272,927 1,636,359 311,990 277,841 467,609 - 3,966,726 Operating Expenses 767,416 844,678 71,789 200,448 472,043 - 2,356,374 Income before income tax expense 505,511 791,681 240,201 77,393 (4,434) - 1,610,352 Income tax expense (benefit) 224,950 302,796 91,877 26,075 (3,558) - 642,140 Net Income $ 280,561 $ 488,885 $ 148,324 $ 51,318 $ (876) $ - $968,212 Total Assets $15,325,139 $ 66,856,173 $ 4,429,835 $8,133,785 $ (393,634) $ (1,834) $ 94,349,464

U.S. Loan Production and Servicing Market Share

We continue to maintain our strong market position in the U.S. mortgage market

Loan Production as of 12/31/05

Company	Volume ($B)	Market Share
Countrywide	$491	15.7%
Wells Fargo	$392	12.6%
WaMu	$249	8.0%
JP Morgan	$183	5.9%
Bank of America	$159	5.1%
ResCap *	$156	5.0%
CitiMortgage	$124	4.0%
Ameriquest	$80	2.6%
IndyMac	$61	1.9%
National City	$59	1.9%
Total Top 10	**$1,954**	62.7%
Total Industry	**$3,120**	

Source: Inside Mortgage Finance – January 27, 2006

** ResCap loan production data does not include seasoned loan production*

Servicing as of 12/31/05

Company	Volume ($B)	Market Share
Countrywide	$1,111	12.1%
Wells Fargo	$1,005	11.0%
WaMu	$747	8.2%
JP Morgan	$604	6.6%
CitiMortgage	$403	4.4%
ResCap*	$393	4.3%
Bank of America	$368	4.0%
ABN AMRO	$206	2.3%
National City	$170	1.9%
PHH	$155	1.7%
Total Top 10	**$5,162**	**56.4%**
Total Industry	**$9,152**	

Source: Inside Mortgage Finance - February 3, 2006

** Includes loans for which we acted as subservicer*

Investor Presentation—April 2006

RESCAP

16

U.S. Market Presence Category 2002 2003 2004 2005 MBS/ABS Issuance1 3 1 4 5 Originations2 5 5 6 6 Conforming2 7 6 6 7 Jumbo2 8 6 5 7 Subprime2 7 10 11 9 FHA/VA2 14 12 7 6 Servicing2,3 6 5 7 6 Subservicing4 8 8 7 3 Warehouse Lending5 1 1 1 1 We are a leading player in all areas of the U.S Real Estate Finance Market Source: Inside MBS/ABS Source: Inside Mortgage Finance Includes Subservicing portfolio Source: National Mortgage News 5) Source: Company estimate ResCap Rankings

Misclassifications of cash flows between operating and investing activities Restated certain cash flows over 2003-05 Related to: Certain mortgage loan cash flow activity Other non-cash transfer activity Restatement had NO impact in any period on: Net cash flow Net income, balance sheet, or total stockholder's equity Financial condition and results of operations unaffected ResCap response Procedures developed to report cash flow activities correctly going forward Recent Restatement of Cash Flows